EXHIBIT 10.2
AMENDMENT TO THE BLUE NILE, INC. EXECUTIVE OFFICER CASH INCENTIVE PLAN
Blue Nile, Inc.’s 2008 Executive Officer Cash Incentive Plan (the “Incentive Plan”) is hereby amended to specifically state that any payments made pursuant to the Incentive Plan shall be paid prior to March 15, 2009.